UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

May 6, 2009
Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrantunder any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement.

On May 7, 2009, InPlay Technologies, Inc., a Nevada corporation (the “Company”) announced that it had terminated pursuit of a merger agreement with U.S. Rental Housing REIT, Inc. (USRHR). The companies had executed a binding Letter of Intent (“LOI”) on March 10, 2009, in which USRHR had agreed to provide funding for audit and consulting fees as well as working capital. As of  May 5, 2009, USRHR had not provided funding to InPlay.

A copy of the press release issued on May 7, 2009, is attached as Exhibit 99.1.

Item 8.01.     Other Events.

On May 7, 2009, InPlay Technologies, Inc. issued a press release announcing plans to terminate registration of its common stock under the Securities Exchange Act of 1934, as amended. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibit(s)

99.1     Press release from InPlay Technologies, Inc., dated May 7, 2009, titled “InPlay Technologies Receives Terminates Pursuit of Merger Agreement with U.S. Rental Housing REIT and Announces Intention to Deregister Common Stock with the SEC”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date:	May 7, 2009	By:	/s/ Mark R. Sokolowski
Mark R. Sokolowski
Chief Financial Officer